Exhibit 10.21

AMENDMENT NO. 2, dated as of June 24, 2003 (this “Amendment”), to the AMENDED AND RESTATED LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT (as previously amended, supplemented or otherwise modified, the “Partnership Agreement”) of VIVENDI UNIVERSAL ENTERTAINMENT LLLP (the “Partnership”) dated as of May 7, 2002, by and among USI ENTERTAINMENT INC., a Delaware corporation, as general partner, USANI HOLDINGS XX, INC., a Delaware corporation, UNIVERSAL PICTURES INTERNATIONAL HOLDINGS BV, a corporation organized under the laws of The Netherlands, UNIVERSAL PICTURES INTERNATIONAL HOLDINGS 2 BV, a corporation organized under the laws of The Netherlands, NYCSPIRIT CORP. II, a Delaware corporation, INTERACTIVECORP (formerly known as USA Interactive and, prior thereto, as USA Networks, Inc.), a Delaware corporation, USANi SUB LLC, a Delaware limited liability company, NEW-U STUDIOS HOLDINGS, INC., a Delaware corporation, and BARRY DILLER, as limited partners, VIVENDI UNIVERSAL, S.A., a société anonyme organized under the laws of France, UNIVERSAL STUDIOS, INC., a Delaware corporation (“Universal”), and, SUB I - USA Holding LLC, a Delaware limited liability company, USI - USA Holding LLC, a Delaware limited liability company, USIE - USA Holding LLC, a Delaware limited liability company, and V - USA Holding LLC, a Delaware limited liability company.

A. The Partnership intends to enter into the VUE Term Loan Agreement (as defined below).

B. As a condition to the VUE Term Loan Agreement, the Partners are required to amend certain provisions of the Partnership Agreement as set forth herein.

C. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Partnership Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments.

(a) Section 1.01 of the Partnership Agreement is hereby amended by amending and restating the following definitions therein:

““VUE Term Loan Agreement” shall mean the Loan Agreement, dated as of June 24, 2003, by and among the Partnership, Bank of America Securities, N.A and J.P. Morgan Chase Bank as, co-administrative agents, Barclays Bank plc, as syndication agent, J.P. Morgan Chase Bank, as collateral agent and paying agent and the Lenders from time to time party thereto.”

““VUE Security Agreement” shall mean the Amended and Restated Guarantee and Security Agreement, dated as of June 24, 2003, among the Partnership, the guarantors party thereto and JPMorgan Chase Bank, as administrative agent.”

(b) Article XIII of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 13.06. VUE Term Loan Agreement. The Partnership shall not at any time on or prior to the 91st day following the date on which all of the Release Conditions (as defined in the VUE Security Agreement) are satisfied, take any action of the sort contemplated by Section 7(e)(iii) of the VUE Term Loan Agreement with respect to the Partnership or any of its Subsidiaries (as defined in the VUE Term Loan Agreement) or the assets of any of the foregoing without the prior written agreement of all Partners holding Common Interests at such time.”

(c) Section 10.03(c) of the Partnership Agreement is hereby amended by deleting in its entirety the second sentence thereof and replacing it with the following sentence:

“Except as set forth in Section 10.03(e), the purchase and sale of the Selling Party’s Common Interests shall be consummated at a closing the date and time of which shall be selected by the Purchasing Party and provided in writing at least seven days prior thereto; provided that, in the case of a Diller Put or a Diller Call, such date shall not be later than the 20th Business Day following the date of receipt by the relevant party of the applicable exercise notice, and in all other cases the such date shall not be later than the 20th Business Day following the date of the determination of the Appraised Value.”

(d) Section 10.03(d)(iii) of the Partnership Agreement is hereby amended and restated in its entirely as follows:

“(iii) notwithstanding anything to the contrary in clauses (i) or (ii) of this Section 10.03(d), the Appraised Value of the Partnership with respect to a Diller Put or a Diller Call shall be determined as of April 1, 2003 by a single Investment Bank that is mutually agreeable to Universal and Diller (each acting in its sole discretion). In the event that Universal and Diller are unable to mutually agree for any reason on the Investment Bank within 5 days following the date of receipt by the relevant party of the applicable exercise notice, Universal and Diller hereby agree that for purposes of Section 10.03(b) of the Partnership Agreement, the purchase price with respect to the Diller Put and the Diller Call shall be $275,000,000.”

(e) Section 10.03(e) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“(e) At the election of the Purchasing Party and in accordance with this Section 10.03(e), payment of the purchase price upon the exercise of a Call or a Put may be made in Vivendi Ordinary Shares. In order for the Purchasing Party to elect to deliver Vivendi Ordinary Shares, the Purchasing

Party shall specify that it is electing to deliver Vivendi Ordinary Shares in lieu of cash in the written notice of the Purchasing Party designating the closing date pursuant to Section 10.03(c) (without giving effect to the proviso therein) (the “Closing Date Notice”). In the event that the Purchasing Party elects to deliver Vivendi Ordinary Shares pursuant to this Section 10.03(e), the Selling Party shall be entitled to the rights set forth in Section 10.03(f), and the closing of the Put or Call shall take place over a consecutive 15 Business Day period commencing on the closing date specified in the Closing Date Notice; provided that the closing date specified in the Closing Date Notice shall be a date within 20 Business Days following the date of receipt by the relevant party of the Closing Date Notice. On each day during the 15 Business Day closing period, the Purchasing Party shall deliver to USAi or its Affiliates or Diller, as the case may be, 1/15th of the applicable purchase price set forth in Section 10.03(a) or Section 10.03(b) in Vivendi Ordinary Shares (or, if Diller requests, other common equity securities of Vivendi listed on an exchange other than that on which the Vivendi Ordinary Shares are listed and representing an equivalent number of Vivendi Ordinary Shares) valued based on the closing price on that day of Vivendi Ordinary Shares on the primary exchange on which it trades, as reported by Bloomberg in U.S. dollars. Any Vivendi Ordinary Shares (or other common equity securities of Vivendi) delivered by the Purchasing Party pursuant to this Section 10.03(e) shall be delivered no later than one hour after the primary exchange on which the Vivendi Ordinary Shares (or other common equity securities of Vivendi) being delivered hereunder closes free and clear of all Liens and shall, in the case of Vivendi Ordinary Shares, be listed for trading on the Paris Bourse and freely transferable on the Paris Bourse. Solely for purposes of this Section 10.03(e), the Selling Party shall be required to deliver the assignments and bills of sale referenced in Section 10.03(c) assigning 1/15th of its Common Interests to the Purchasing Party free and clear of any Liens, on each day of the 15 Business Day closing period described herein. The ability of Vivendi or any successor or new parent entity to Vivendi to issue any shares hereunder shall be subject to (i) satisfaction of the listing provisions of the definition of Vivendi Ordinary Shares, (ii) the Selling Party receiving over the 15 Business Day closing period securities that represent less than 5% of the publicly-traded common stock or ordinary shares of Vivendi or such successor or new parent entity immediately prior to such 15 Business Day period, assuming, for purposes of calculating compliance with such 5% threshold, that the number of securities issued is calculated based on the closing price of such securities on the primary exchange on which such securities trade on the date of the Closing Date Notice, and (iii) Vivendi’s (or such successor’s or such new parent entity’s) continued ownership and control of the Partnership and the cable assets contained therein. For purposes of this Section 10.03(e), a Business Day means any day other than a Saturday, Sunday, a U.S. Federal holiday or a day on which banks in France are closed.”

SECTION 2.        Effectiveness. This Amendment shall be effective as of the date first set forth above.

SECTION 3.        Effect of Amendment. Except as expressly set forth herein, this

Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties to the Partnership Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Partnership Agreement, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 4.        Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 5.        Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

SECTION 6. Jurisdiction. Each of the Partners (i) consents to and submits itself and its property to the personal jurisdiction of any Federal or state court located in the State of Delaware in the event of any dispute arising out of or relating to this Amendment, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement in any court other than a Federal or state court sitting in the State of Delaware and (iv) hereby waives any rights such Partner may have to personal service of summons, complaint or other process in connection therewith, and agrees that service may be made by registered or certified mail addressed to such Partner and sent in accordance with the provisions of Article XIV of the Partnership Agreement. It is hereby expressly understood by the parties hereto that this Section 6 shall also be applicable to Amendment No. 1, dated as of November 25, 2002, to the Partnership Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

USI ENTERTAINMENT, INC.
By:	/s/ KAREN RANDALL
	Name:	Karen Randall
	Title:	Executive Vice President

USANI HOLDING XX, INC.
By:	/s/ KAREN RANDALL
	Name:	Karen Randall
	Title:	Executive Vice President

UNIVERSAL PICTURES
INTERNATIONAL HOLDINGS BV
By:	/s/ AD HESKES
	Name:	Ad Heskes
	Title:	Vice President, Legal

UNIVERSAL PICTURES
INTERNATIONAL HOLDINGS 2 BV
By:	/s/ AD HESKES
	Name:	Ad Heskes
	Title:	Vice President, Legal

NYCSPIRIT CORP. II
By:	/s/ AUTHORIZED REPRESENTATIVE
Name:
Title:

INTERACTIVECORP,
By:	/s/ DARA KHOSROWSHAHI
	Name:	Dara Khosrowshahi
	Title:	Executive Vice President and Chief Financial Officer

USANi SUB LLC,
By:	/s/ DARA KHOSROWSHAHI
	Name:	Dara Khosrowshahi
	Title:	Vice President

NEW-U STUDIOS HOLDINGS, INC.,
By:	/s/ DARA KHOSROWSHAHI
	Name:	Dara Khosrowshahi
	Title:	Vice President

BARRY DILLER
/s/ Barry Diller

UNIVERSAL STUDIOS, INC.,
By:	/s/ Karen Randall
	Name:	Karen Randall
	Title:	Executive Vice President and General Counsel